                                   EXHIBIT 11

                              DATA I/O CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE



Earnings per share reported in Form 10-Q for the quarters ended September 26, 1996, and September 28, 1995 are based on the following (in thousands):


                                                Quarter Ended            Nine Months Ended
                                                -------------            -----------------
                                           Sept. 26,     Sept. 28,    Sept. 26,     Sept. 28,
 Primary and fully diluted:                  1996          1995          1996         1995
 --------------------------                ---------    ----------    ----------    ----------


 Weighted Average Shares Outstanding         6,773         7,613         6,884         7,539


 Dilutive Effect of Stock Options                            432                         408
                                           ---------    ----------    ----------    ----------


 Weighted Average Common and
 Equivalent Shares Outstanding               6,773         8,045         6,884         7,947
                                           ---------    ----------    ----------    ----------
                                           ---------    ----------    ----------    ----------



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